LETTER OF TRANSMITTAL

     To receive new Common Stock and/or cash payment for fractional shares resulting from the 1 for 2,000 shares reverse split, as described in the
Information Statement dated             , 2004, please (i) complete below the
number of shares of Common Stock indicated on the stock certificates you are transmitting, and certificate number(s), (ii) complete and sign this Letter of Transmittal and (iii) either mail it in the pre-addressed envelope to StockTrans, Inc. (the "Transfer Agent"), or deliver it by hand only with your stock certificate(s) to the Transfer Agent's offices at 44 West Lancaster Avenue, Ardmore, PA 19003. Remember, your stock certificate(s) must be included with this Letter of Transmittal. If your stock certificate(s) has been lost, please complete the Affidavit on the reverse side hereof.


DESCRIPTION OF COMMON STOCK TRANSMITTED

Name and Address of Registered Holder                          Certificate(s)
(Complete or Correct as Required)                              (Attach
                                                additional list if necessary)
Certificate(s) Enclosed
Certificate Number                             Number of Shares





Total Shares

GENTLEMEN:

     I desire to deliver the shares described above in order to receive cash and/or stock pursuant to the Reverse Split described in the Information Statement of Opt-Sciences Corporation (the "Company") dated
                  , 2004. I hereby deliver the above-described certificate(s) representing such shares. I/we have full responsibility for the certificate(s) until proper delivery of such certificate(s) to StockTrans, Inc. in the attached envelope.

     I represent that I have full authority to deliver the shares transmitted hereby, free and clear of all liens, claims and encumbrances. Further I will execute any additional documents necessary or desirable to complete the transfer of the transmitted shares and the issuance of Common Stock and/or cash payment for fractional shares resulting from the reverse split.

     I understand that the proceeds for fractional shares will be made payable and mailed to the name and address shown above, unless special mailing instructions are set forth below.

It is important to furnish Social Security No. or Taxpayer Identification No. below.

     PLEASE DATE AND SIGN BELOW:


     Date:                         , 2004
X



Authorized Signature

Authorized Signature

Telephone Number

SPECIAL MAILING INSTRUCTIONS:
  To be completed ONLY if proceeds of the
merger are to be sent to the record holder at an address other than that shown above.

  Please mail to address below: (Please print)

Address:


City                             State                            Zip Code

Please sign exactly as your name(s) appear(s) on the label affixed to this Letter of Transmittal. If more than one name appears, all persons so designated must sign. For joint accounts each joint owner must sign. If one or more owners are deceased, the other(s) must sign and enclose the death certificate. Executors, administrators, trustees, guardians and attorneys-in-fact should so indicate when signing and enclose documentation with this Letter of Transmittal evidencing their authorization to sign.

It is not necessary to sign the stock certificate.
PLEASE DO NOT WRITE IN SPACE BELOW
Shares Received
Check
Mailed
Date Processed:
No.               $
Date:             By:

PLEASE COMPLETE FORM W-9 ON REVERSE SIDE

AFFIDAVIT OF LOST OR DESTROYED STOCK CERTIFICATE

STATE OF
     NAME
COUNTY OF
     ADDRESS


     CITY/STATE/ZIP

CERTIFICATE NUMBER(S)*               , for            share(s) of Common Stock
of Opt-Sciences Corporation (the "Corporation").

     The undersigned person(s), being first duly sworn, deposes and says that:

     I am the lawful owner of the above described certificate(s) and shares. The certificate(s) has (have) not been endorsed, cashed, negotiated, transferred, assigned, or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it and make this affidavit for the purpose of inducing the issuance of New Common Stock and/or distribution of cash proceeds in lieu of fractional shares relative to the certificate(s) without surrender of the certificate(s), and hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s). I, in consideration of the receipt of New Common Stock and/or payment for fractional shares resulting from the reverse stock split, agree to completely indemnify, protect and save harmless the Corporation, (the "Obligee"), from and against all losses, costs, and damages, including court costs and attorneys' fees, which it may be subject to or liable for in respect of the cancellation and replacement of the certificate(s), and the distribution of the proceeds of the certificate(s). The rights accruing to the Obligee under the proceeding sentence shall not be limited by the negligence, inadvertence, oversight or breach of any duty or obligation on the part of the Obligee or its officers, employees and agents or its failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred.

Signed, sealed and delivered by Affiant this       day of           2004.

PLEASE ALSO SIGN THE FRONT OF THE LETTER OF TRANSMITTAL

Signature of Affiant
Signature of Affiant

     On this           day of                  , 2004, before me personally
appeared                                    known to me to be the
individual(s) who executed the foregoing instrument, and being duly sworn, did depose and say that the statements contained therein are true.


                                                                       Notary
Public
(Affix Notarial Seal)               My Commission
Expires:




     *If you do not have a record of your certificate number(s), the Corporation will research this information, which will cause a delay in the mailing of the check for the proceeds with respect to your shares.




PLEASE NOTE: PLEASE PROVIDE THE CORPORATION WITH YOUR SOCIAL SECURITY OR OTHER TAXPAYER INDENTIFICATION NUMBER ON THE SUBSTITUTE FORM W-9 BELOW AND CERTIFY BY SIGNING THE FORM W-9 THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO DO SO WILL SUBJECT YOU TO 28 PERCENT FEDERAL INCOME TAX WITHHOLDING ON THE PAYMENT OF THE PROCEEDS FOR FRACTIONAL SHARES UNDER THE REVERSE SPLIT.

PAYER'S NAME:          OPT-SCIENCES CORPORATION


SUBSTITUTE
               PART 1 - PLEASE PROVIDE YOUR TAXPAYER          Social
Security Number or
Form           IDENTIFICATION NUMBER IN THE BOX AT RIGHT
W-9          AND CERTIFY BY SIGNING AND DATING BELOW
             /         /
                                             Employer Identification
                                                  Number


Department of Treasury     PART 2 - check the box if you are NOT subject to
backup withholding under the provisions of Section 3406(a)
Internal Revenue Service     (1) (c) of the Internal Department of Revenue
Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.


Payer's Request for          CERTIFICATION - UNDER THE PENALTIES OF PERJURY,
I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE,
CORRECT, AND COMPLETE.
PART 3 -Taxpayer Identification
Number (TIN)          Awaiting TIN
                                                            ?

     SIGNATURE                                   DATE




ANY QUESTIONS OR REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO : THE SPECIAL PROJECTS COORDINATOR OF STOCKTRANS.
HER NAME IS ANGELA LAMB AND SHE CAN BE REACHED AT (610) 649-7300 OR OPT@STOCKTRANS.COM